UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2016

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 28, 2016, the Board of Directors of Delta Air Lines, Inc. (“Delta”) approved amendments to Delta’s Bylaws, primarily to implement a proxy access provision. The Bylaws include a new Section 9 in Article II, which permits a shareholder, or group of 20 shareholders, owning 3% or more of Delta’s outstanding common stock continuously for at least 3 years to nominate and include in Delta’s proxy materials director nominees constituting up to the greater of 2 individuals or 20% of the Board. Section 9 includes other requirements that nominating shareholders and nominees must satisfy in order for the nominees to be included in Delta’s proxy materials.

In addition to this provision, the Bylaws were amended to revise Section 8 of Article II to reflect the adoption of proxy access, including a requirement in Section 8(b)(i) that shareholders nominating individuals for election to the Board provide information necessary for determination that nominees satisfy the eligibility standards applicable to all directors and nominees that are contained in Section (1)(B) of Delta’s Corporate Governance Principles.

The description of the amendments to the Bylaws above is qualified in its entirety to the text of the Bylaws, as amended and restated through October 28, 2016, which are attached as Exhibit 3.1 to this Form 8-K and incorporated herein by reference. The amendments to the Bylaws were effective on October 28, 2016.

Item 9.01       Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 3.1	Delta Air Lines, Inc. Bylaws, as amended and restated through October 28, 2016

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Peter W. Carter
Date: October 31, 2016	Peter W. Carter Executive Vice President and Chief Legal Officer

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EXHIBIT INDEX

Exhibit Number	Description

Exhibit 3.1	Delta Air Lines, Inc. Bylaws, as amended and restated through October 28, 2016

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